UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________
FORM 8-K
______________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 11, 2021
(Date of earliest event reported)
Asure Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34522	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	Nasdaq Capital Market
Series A Junior Participating Preferred Share Purchase Rights	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Agreement.

On April 15, 2020, we received a unsecured loan in the amount of $8,855,605 (the “PPP Loan”) from Pinnacle Bank (the “Lender”) under the Paycheck Protection Program. On June 11, 2021, we received notice from our Lender that the Small Business Administration (“SBA”) has approved our application for forgiveness of our PPP Loan. The amount of the forgiveness is $8,560,393, which is the amount we requested in our forgiveness application and is less than the original principal balance due, in part, to changes in SBA guidance following the date of our original loan application. Following the grant of forgiveness, we had an outstanding balance of $299,830, including $4,618 in accrued interest on our PPP Loan, which we paid in full on June 15, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: June 15, 2021	By:	/s/ John Pence
John Pence, Chief Financial Officer
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